                                                                     EXHIBIT 3.4



                            CERTIFICATE OF AMENDMENT

                                       OF

                          ARTICLES OF INCORPORATION OF

                            TYCO CAPITAL CORPORATION


         Tyco Capital Corporation, a corporation organized under the laws of the State of Nevada, by its Executive Vice President and Assistant Secretary does hereby certify:

         1. That the board of directors of said corporation passed a resolution by consent in lieu of a special meeting on the 7th day of February, 2002 declaring that the following change and amendment in the articles of incorporation is advisable.

         RESOLVED that Article I of said articles of incorporation be amended to read as follows: "The name of the Corporation is CIT Group Inc."

         FURTHER RESOLVED that this Certificate of Amendment shall be effective at 11:59 p.m. on February 8, 2002.

         2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the article of incorporation is 100; that the said change and amendment has been consented to and authorized by the written consent of the sole stockholder entitled to vote thereon.

         IN WITNESS WHEREOF, the said Tyco Capital Corporation has caused this certificate to be signed by its Executive Vice President and its Assistant Secretary and its corporate seal to be hereto affixed this 7th day of February, 2002.

                                  TYCO CAPITAL CORPORATION


(SEAL)                            By:
                                     -------------------------------------------
                                     Robert J. Ingato, Executive Vice President


                                     -------------------------------------------
                                     James P. Shanahan, Assistant Secretary


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STATE OF NEW JERSEY        )
                           )   ss.
COUNTY OF ESSEX            )

On ___________________ personally appeared before me, Christine L. Cadmus,
        (date)

a Notary Public for the State of New Jersey, Robert J. Ingato and James P. Shanahan, who acknowledged that they executed the above instrument.



-------------------------------------------
(Notary Public)


(SEAL)